As filed with the Securities and Exchange Commission on January 11, 2008.
Registration No. 333-133896

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway, Jefferson, Louisiana 70121
(Address, including zip code, of Principal Executive Offices)
Stewart Enterprises, Inc. 2005 Directors’ Stock Plan
(Full title of the plans)
Thomas J. Crawford
President and Chief Executive Officer
Stewart Enterprises, Inc.
1333 South Clearview Parkway,
Jefferson, Louisiana 70121
(504) 729-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION OF CERTAIN SECURITIES
     Stewart Enterprises, Inc. (the “Company”) hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, No. 333-133896 (the “Registration Statement”), to deregister all unsold securities registered for sale through the 2005 Directors’ Stock Plan (the “Directors Plan”). The Company no longer offers its Class A Common Stock through the Directors’ Plan and is filing this Post-Effective Amendment No. 1 in accordance with the undertaking included in the Registration Statement to remove from registration all securities that remain unsold at the termination of the offering through the Directors’ Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jefferson, State of Louisiana, on January 10, 2008.

STEWART ENTERPRISES, INC.
By:	/s/ Thomas M. Kitchen
Thomas M. Kitchen
Senior Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. Crawford Thomas J. Crawford (Principal Executive Officer)	President, Chief Executive Officer and a Director	January 10, 2008

/s/ Thomas M. Kitchen Thomas M. Kitchen (Principal Financial Officer)	Senior Executive Vice President, Chief Financial Officer and a Director	January 10, 2008

/s/ Angela M. Lacour Angela M. Lacour (Principal Accounting Officer)	Vice President, Corporate Controller and Chief Accounting Officer	January 10, 2008

Frank B. Stewart, Jr.	Chairman of the Board	, 2008

Alden J. McDonald, Jr.	Director	, 2008

* Ronald H. Patron	Director	January 10, 2008

* Michael O. Read	Director	January 10, 2008

* Ashton J. Ryan, Jr.	Director	January 10, 2008

*By: /s/ Thomas M. Kitchen Thomas M. Kitchen Attorney-in-Fact